SUB-ITEM 77Q3

AIM Global Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 10/31/2009
File number:  811-6463
Series No.:   5

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                      $ 2,660
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                      $ 5
         Class C                      $ 3
         Class Y                      $ 12
         Institutional Class          $ 21


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                       0.2357
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                       0.0035
         Class C                       0.0035
         Class Y                       0.2382
         Institutional Class           0.3688


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                       10,489
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                        1,056
         Class C                          721
         Class Y                           71
         Institutional Class               52


74V.   1 Net asset value per share (to nearest cent)
         Class A                      $ 19.51
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                      $ 18.29
         Class C                      $ 18.30
         Class Y                      $ 19.57
         Institutional Class          $ 19.59